EMPLOYMENT AGREEMENT


     THIS AGREEMENT, is entered into this 12th day of January 1999, (hereinafter the "Effective Date") by and between American Savings Bank of New Jersey, Bloomfield, New Jersey (the "Savings Bank") and Joseph Kliminski (hereinafter the "Executive").

                                   WITNESSETH

     WHEREAS, the Executive has heretofore been employed by the Savings Bank as the President and is experienced in all phases of the business of the Savings Bank; and

     WHEREAS, the Savings Bank desires to be ensured of the Executive's continued active participation in the business of the Savings Bank; and

     WHEREAS, in order to induce the Executive to remain in the employ of the Savings Bank and in consideration of the Executive's agreeing to remain in the employ of the Savings Bank, the parties desire to specify the continuing employment relationship between the Savings Bank and the Executive;

     NOW THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereby agree as follows:

     1.  Employment.  The Savings  Bank  hereby  employs  the  Executive  in the
         -----------
capacity of President. The Executive hereby accepts said employment and agrees to render such administrative and management services to the Savings Bank and to any to-be-formed parent holding company (hereinafter the "Parent") as are currently rendered and as are customarily performed by persons situated in a similar executive capacity. The Executive shall promote the business of the Savings Bank and Parent. The Executive's other duties shall be such as the Board of Directors for the Savings Bank (the "Board of Directors" or "Board") may from time to time reasonably direct, including normal duties as an officer of the Savings Bank.

     2. Term of  Employment.  The term of  employment  of  Executive  under this
        --------------------
Agreement shall be for the period commencing on the Effective Date and ending thirty-six (36) months thereafter (hereinafter the "Term"). Additionally, on, or before, each annual anniversary date from the Effective Date, the Term of employment under this Agreement shall be extended for up to an additional period beyond the then effective expiration date upon a determination and resolution of the Board of Directors that the performance of the Executive has met the requirements and standards of the Board, and that the Term of such Agreement shall be extended annually for an additional year so that the contract is always for a thirty-six (36) month term. References herein to the Term of this Agreement shall refer both to the initial term and successive terms.



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



     3. Compensation, Benefits and Expenses.
        ------------------------------------

     (a) Base Salary. The Savings Bank shall compensate and pay the Executive during the Term of this Agreement a minimum base salary at the rate of $160,000 per annum (hereinafter the "Base Salary"), payable in cash not less frequently than monthly; provided, that the rate of such salary shall be reviewed by the Board of Directors not less often than annually, and the Executive shall be entitled to receive increases at such percentages or in such amounts as determined by the Board of Directors. The Base Salary may not be decreased without the Executive's express written consent.

     (b) Discretionary Bonus. The Executive shall be entitled to participate in an equitable manner with all other senior management employees of the Savings Bank in discretionary bonuses that may be authorized and declared by the Board of Directors to its senior management executives from time to time, and any management incentive plan that may be authorized. No other compensation provided for in this Agreement shall be deemed a substitute for the Executive's right to participate in such discretionary bonuses when and as declared by the Board.

     (c) Participation in Benefit and Retirement Plans. The Executive shall be entitled to participate in and receive the benefits of any plan of the Savings Bank which may be or may become applicable to senior management relating to pension or other retirement benefit plans, supplementary retirement plan, profit-sharing, stock options or incentive plans, or other plans, benefits and privileges given to employees and executives of the Savings Bank, to the extent commensurate with his then duties and responsibilities, as fixed by the Board of Directors of the Savings Bank.

     (d) Participation in Medical Plans and Insurance Policies. The Executive shall be entitled to participate in and receive the benefits of any plan or policy of the Savings Bank which may be or may become applicable to senior management relating to life insurance, short and long term disability, medical, dental, eye-care, prescription drugs or medical reimbursement plans. During the term of the Executive's employment with the Bank, the Executive's dependent family may participate in such programs, with the cost of premiums paid in part by the Bank and by the Executive in accordance with policies established by the Board of Directors. Additionally, Executive's dependent family shall be eligible to participate in medical and dental insurance plans sponsored by the Savings Bank or Parent with the total cost of such premiums paid by the Savings Bank.

     (e) Vacations and Sick Leave. The Executive shall be entitled to paid annual vacation leave in accordance with the policies as established from time to time by the Board of Directors, which shall in no event be less than six (6) weeks per annum. The Executive shall also be entitled to an annual sick leave benefit as established by the Board for senior management employees of the Savings Bank.


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     (f) Expenses.  The Savings Bank shall  reimburse the Executive or otherwise provide for or pay for all reasonable expenses incurred by the Executive in furtherance of, or in connection with the business of the Savings Bank, including, but not by way of limitation, premium country club dues, automobile and traveling expenses, and all reasonable entertainment expenses, subject to such reasonable documentation and other limitations as may be established by the Board of Directors of the Savings Bank. If such expenses are paid, in the first instance, by the Executive, the Savings Bank shall reimburse the Executive therefor.

     (g) Changes in Benefits. The Savings Bank shall not make any changes in such plans, benefits or privileges previously described in Section 3(c), (d) and
(e) which would adversely affect the Executive's rights or benefits thereunder, unless such change occurs pursuant to a program applicable to all executive officers of the Savings Bank and does not result in a proportionately greater adverse change in the rights of, or benefits to, the Executive as compared with any other executive officer of the Savings Bank. Nothing paid to Executive under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of the salary payable to Executive pursuant to
Section 3(a) hereof.

     4. Loyalty; Noncompetition.
        ------------------------

     (a) The Executive shall devote his full time and attention to the performance of his employment under this Agreement. During the term of the Executive's employment under this Agreement, the Executive shall not engage in any business or activity contrary to the business affairs or interests of the Savings Bank or Parent.

     (b) Nothing contained in this Section 4 shall be deemed to prevent or limit the right of Executive to invest in the capital stock or other securities of any business dissimilar from that of the Savings Bank or Parent, or, solely as a passive or minority investor, in any business.

     5.  Standards.  During  the term of this  Agreement,  the  Executive  shall
         ----------
perform his duties in accordance with such reasonable standards expected of executives with comparable positions in comparable organizations and as may be established from time to time by the Board of Directors.

     6. Termination and Termination  Pay. The Executive's  employment under this
        ---------------------------------
Agreement shall be terminated upon any of the following occurrences:

     (a) The death of the Executive during the term of this Agreement, in which event the Executive's estate shall be entitled to receive the compensation due the Executive for at least one calendar month after the date of the Executive's death shall have occurred.

     (b) The Board of Directors may terminate the Executive's employment at any time, but any termination by the Board of Directors other than termination for Just Cause, shall not prejudice the Executive's right to compensation or other benefits under the Agreement. The

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Executive shall have no right to receive  compensation or other benefits for any period  after  termination  for  Just  Cause.  The  Board  may  within  its sole discretion, acting in good faith, terminate the Executive for Just Cause and shall notify such Executive accordingly. Termination for "Just Cause" shall
include   termination   because   of  the   Executive's   personal   dishonesty,
incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of the Agreement.

     (c) Except as provided pursuant to Section 9 hereof, in the event Executive's employment under this Agreement is terminated by the Board of Directors without Just Cause, the Savings Bank shall be obligated to continue to pay the Executive the salary provided pursuant to Section 3(a) herein, up to the date of termination of the remaining Term of this Agreement, but in no event for a period of less than twenty-four (24) months and the cost of Executive obtaining all health, life, disability, and other benefits which the Executive would be eligible to participate in through such date based upon the benefit levels substantially equal to those being provided Executive at the date of termination of employment.

     (d) The voluntary termination by the Executive during the term of this Agreement with the delivery of no less than 60 days written notice to the Board of Directors, other than pursuant to Section 9(b), in which case the Executive shall be entitled to receive only the compensation, vested rights, and all employee benefits up to the date of such termination.

     7. Regulatory Exclusions.
        ----------------------

     (a) If the Executive is suspended and/or temporarily prohibited from participating in the conduct of the Savings Bank's affairs by a notice served under Section 8(e)(3) or (g)(1) of the FDIA (12 U.S.C. 1818(e)(3) and (g)(1)), the Savings Bank's obligations under the Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Savings Bank may within its discretion (i) pay the Executive all or part of the compensation withheld while its contract obligations were suspended and (ii) reinstate any of its obligations which were suspended.

     (b) If the Executive is removed and/or permanently prohibited from participating in the conduct of the Savings Bank's affairs by an order issued under Sections 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act ("FDIA") (12 U.S.C. 1818(e)(4) and (g)(1)), all obligations of the Savings Bank under this Agreement shall terminate, as of the effective date of the order, but the vested rights of the parties shall not be affected.

     (c) If the Savings Bank is in default (as defined in Section 3(x)(1) of FDIA) all obligations under this Agreement shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the contracting parties.


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



     (d) All obligations under this Agreement shall be terminated, except to the extent determined that continuation of this Agreement is necessary for the continued operation of the Savings Bank: (i) by the Director of the Office of Thrift Supervision (hereinafter the "Director of OTS"), or his or her designee, at the time that the Federal Deposit Insurance Corporation (hereinafter the "FDIC") enters into an agreement to provide assistance to or on behalf of the Savings Bank under the authority contained in Section 13(c) of FDIA; or (ii) by the Director of the OTS, or his or her designee, at the time that the Director of the OTS, or his or her designee approves a supervisory merger to resolve problems related to operation of the Savings Bank or when the Savings Bank is determined by the Director of the OTS to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

     (e) Notwithstanding anything herein to the contrary, any payments made to the Executive pursuant to the Agreement, or otherwise, shall be subject to and conditioned upon compliance with 12 USC ss.1828(k) and any regulations promulgated thereunder.

     8.  Disability.  If the Executive shall become disabled or incapacitated to
         -----------
the extent that he is unable to perform his duties hereunder, by reason of medically determinable physical or mental impairment, as determined by a doctor engaged by the Board of Directors, the Savings Bank will pay the Executive, as disability pay, a weekly payment equal to one hundred percent (100%) of the Executive's weekly rate of Base Salary, on the effective date of such termination. These disability payments shall commence on the effective date of Executive's termination and will end on the earlier of (i) the date Executive returns to the full-time employment of the Bank in the same capacity as he was employed prior to his termination for Disability and pursuant to an employment agreement between Executive and the Savings Bank; (ii) Executive's full-time employment by another employer; (iii) Executive's death; or (iv) the expiration of the term of Executive's disability insurance policy at age 65 as currently provided by the Bank. Such benefits noted herein shall be reduced by any benefits otherwise provided to the Executive during such period under the provisions of disability insurance coverage in effect for the Executive. It is the intent of both parties that such benefits shall be paid two-thirds by the Executive's existing disability insurance policy and one-third by the Savings Bank. Thereafter, Executive shall be eligible to receive benefits provided by the Savings Bank, if any, under the provisions of disability insurance coverage in effect for Savings Bank employees. Upon returning to active full-time employment, the Executive's full compensation as set forth in this Agreement shall be reinstated as of the date of commencement of such activities. In the event that the Executive returns to active employment on other than a full-time basis, then his compensation (as set forth in Section 3(a) of this Agreement) shall be reduced in proportion to the time spent in said employment, or as shall otherwise be agreed to by the parties.

     9. Change in Control.
        ------------------

     (a) Notwithstanding any provision herein to the contrary, in the event of the involuntary termination of Executive's employment during the term of this Agreement following

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any  Change  in  Control  of the  Savings  Bank or  Parent,  or within 24 months thereafter of such Change in Control, absent Just Cause, Executive shall be paid an amount equal to the product of 2.999 times the Executive's "base amount" as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended (hereinafter the "Code") and regulations promulgated thereunder. Said sum shall be paid, at the option of Executive, either in one (1) lump sum within thirty
(30) days of such termination of service or in periodic payments over the next thirty-six (36) months or the remaining term of this Agreement, whichever is less, as if Executive's employment had not been terminated, and such payments shall be in lieu of any other future payments which the Executive would be otherwise entitled to receive under Section 6 of this Agreement. Notwithstanding the forgoing, all sums payable hereunder shall be reduced in such manner and to such extent so that no such payments made hereunder when aggregated with all other payments to be made to the Executive by the Savings Bank or the Parent shall be deemed an "excess parachute payment" in accordance with Section 280G of the Code and be subject to the excise tax provided at Section 4999(a) of the Code. The term "Change in Control" shall refer to (i) the control of voting proxies whether related to stockholders or mutual members by any person, other than the Board of Directors of the Savings Bank, to direct more than 25% of the outstanding votes of the Savings Bank by any person or by persons acting as a group within the meaning of Section 13(d) of the Exchange Act; (ii) an event whereby the OTS, FDIC or any other department, agency or quasi-agency of the federal government cause or bring about, without the consent of the Savings Bank, a change in the corporate structure or organization of the Savings Bank;
(iii) an event whereby the OTS, FDIC or any other agency or quasi-agency of the federal government cause or bring about, without the consent of the Savings Bank, a taxation or involuntary distribution of retained earnings or proceeds from the sale of securities to depositors, borrowers, any government agency or organization or civic or charitable organization; or (iv) a merger or other business combination between the Savings Bank and another corporate entity whereby the Savings Bank is not the surviving entity. In the event that the Savings Bank shall convert in the future from mutual-to-stock form, the term "Change in Control" shall also refer to: (i) the sale of all, or a material portion, of the assets of the Savings Bank or the Parent; (ii) the merger or recapitalization of the Savings Bank or the Parent whereby the Savings Bank or the Parent is not the surviving entity; (iii) a change in control of the Savings Bank or the Parent, as otherwise defined or determined by the Office of Thrift Supervision or regulations promulgated by it; or (iv) the acquisition, directly or indirectly, of the beneficial ownership (within the meaning of that term as it is used in Section 13(d) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder) of twenty-five percent (25%) or more of the outstanding voting securities of the Savings Bank or the Parent by any person, trust, entity or group. The term "person" means an individual other than the Executive, or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein.

     (b) Notwithstanding any other provision of this Agreement to the contrary, Executive may voluntarily terminate his employment during the term of this Agreement following a Change in Control of the Savings Bank or Parent, or within twenty-four (24) months following such Change in Control, and Executive shall thereupon be entitled to receive the payment described in Section 9(a) of this Agreement, upon the occurrence, or within 120 days thereafter, of any of the

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following  events,  which have not been consented to in advance by the Executive in writing: (i) if Executive would be required to move his personal residence or perform his principal executive functions more than thirty-five (35) miles from the Executive's primary office as of the signing of this Agreement; (ii) if in the organizational structure of the Savings Bank, Executive would be required to report to a person or persons other than the Board of Directors of the Savings Bank; (iii) if the Savings Bank should fail to maintain Executive's base compensation in effect as of the date of the Change in Control and the existing employee benefit plans, including material fringe benefit, stock option and
retirement   plans;   (iv)  if   Executive   would  be   assigned   duties   and
responsibilities other than those normally associated with his position as referenced at Section 1, herein; (v) if Executive's responsibilities or authority have in any way been materially diminished or reduced; or (vi) if Executive would not be reelected to the Board of Directors of the Savings Bank.

     10. Source of Payments.  All payments  provided in this Agreement  shall be
         -------------------
timely paid in cash or check from the general funds of the Savings Bank. The Savings Bank unconditionally guarantees payment and provision of all amounts and benefits due hereunder to Executive.

     11.  Withholding.  All  payments  required to be made by the  Savings  Bank
          ------------
hereunder to the Executive shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Savings Bank may reasonably determine should be withheld pursuant to any applicable law or regulation.

     12. Payment of Costs and Legal Fees.  All  reasonable  costs and legal fees
         --------------------------------
paid or incurred by Executive pursuant to any dispute or question of interpretation relating to this Agreement shall be paid or reimbursed by the Savings Bank if Executive is successful pursuant to a legal judgment, arbitration or settlement.

     13. Successors and Assigns.
         -----------------------

     (a) This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of the Savings Bank or Parent which shall acquire, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets or stock of the Savings Bank or Parent.

     (b) The Savings Bank shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Savings Bank, expressly and unconditionally to assume and agree to perform the Savings Bank's obligations under this Agreement, in the same manner and to the same extent that the Savings Bank would be required to perform if no such succession or assignment had taken place.

     (c) Since the Savings Bank is contracting for the unique and personal skills of the Executive, the Executive shall be precluded from assigning or delegating his rights or duties hereunder without first obtaining the written consent of the Savings Bank.

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     14. Indemnification.
         ----------------

     (a) The Savings Bank shall provide Executive (including his heirs, executors and administrators) with coverage under a standard directors' and officers' liability insurance policy at its expense, and shall indemnify Executive (and his heirs, executors and administrators) as permitted under federal law against all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he maybe involved by reason of his having been a director or officer of the Savings Bank (whether or not he continues to be a director or officer at the time of incurring such expenses or liabilities), such expenses and liabilities to include, but not be limited to, judgments, court costs, and attorneys' fees and the cost of reasonable settlements.

     (b) Any payments made to Executive pursuant to this Section are subject to and conditioned upon compliance with 12 C.F.R. Section 545.121 and any rules or regulations promulgated thereunder.

     15.  Amendment;  Waiver.  No provisions of this  Agreement may be modified,
          -------------------
waived or discharged unless such waiver, modification or discharge is agreed to in writing, signed by the Executive and such officer or officers as may be specifically designated by the Board of Directors of the Savings Bank to sign on its behalf. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

     16.   Governing  Law.  The  validity,   interpretation,   construction  and
           ---------------
performance of this Agreement shall be governed by the laws of the United States where applicable and otherwise by the substantive laws of the State of New Jersey.

     17. Nature of Obligations. Nothing contained herein shall create or require
         ----------------------
the Savings Bank to create a trust of any kind to fund any benefits which may be payable hereunder, and to the extent that the Executive acquires a right to receive benefits from the Savings Bank hereunder, such right shall be no greater than the right of any unsecured general creditor of the Savings Bank.

     18.  Headings.  The section  headings  contained in this  Agreement are for
          ---------
reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     19.  Severability.  The  provisions  of  this  Agreement  shall  be  deemed
          -------------
severable and the invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which shall remain in full force and effect.

     20.  Arbitration.  Any  controversy  or claim arising out of or relating to
          ------------
this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the rules then in effect of the district office of the American Arbitration Association ("AAA") nearest to the home office of

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



the Savings Bank, and judgment upon the award rendered may be entered in any court having jurisdiction thereof, except to the extent that the parties may otherwise reach a mutual settlement of such issue. Further, the settlement of the dispute to be approved by the Board of the Savings Bank may include a provision for the reimbursement by the Savings Bank to the Executive for all reasonable costs and expenses, including reasonable attorneys' fees, arising from such dispute, proceedings or actions, or the Board of the Savings Bank or the Parent may authorize such reimbursement of such reasonable costs and expenses by separate action upon a written action and determination of the Board following settlement of the dispute. Such reimbursement shall be paid within ten
(10) days of Executive furnishing to the Savings Bank or Parent evidence, which may be in the form, among other things, of a canceled check or receipt, of any costs or expenses incurred by Executive.

     21. Confidential Information. The Executive acknowledges that during his or
         -------------------------
her employment he or she will learn and have access to confidential information regarding the Savings Bank and the Parent and its customers and businesses (hereinafter the "Confidential Information"). The Executive agrees and covenants not to disclose or use for his or her own benefit, or the benefit of any other person or entity, any such Confidential Information, unless or until the Savings Bank or the Parent consents to such disclosure or use or such information becomes common knowledge in the industry or is otherwise legally in the public domain. The Executive shall not knowingly disclose or reveal to any unauthorized person any Confidential Information relating to the Savings Bank, the Parent, or any subsidiaries or affiliates, or to any of the businesses operated by them, and the Executive confirms that such information constitutes the exclusive property of the Savings Bank and the Parent. The Executive shall not otherwise knowingly act or conduct himself (a) to the material detriment of the Savings Bank or the Parent, or its subsidiaries, or affiliates, or (b) in a manner which is inimical or contrary to the interests of the Savings Bank or the Parent. Executive acknowledges and agrees that the existence of this Agreement and its terms and conditions constitutes Confidential Information of the Savings Bank, and the Executive agrees not to disclose the Agreement or its contents without the prior written consent of the Savings Bank. Notwithstanding the foregoing, the Savings Bank reserves the right in its sole discretion to make disclosure of this Agreement as it deems necessary or appropriate in compliance with its regulatory reporting requirements. Notwithstanding anything herein to the contrary, failure by the Executive to comply with the provisions of this Section may result in the immediate termination of the Agreement within the sole discretion of the Savings Bank, disciplinary action against the Executive taken by the Savings Bank, including but not limited to the termination of employment of the Executive for breach of the Agreement and the provisions of this Section, and other remedies that may be available in law or in equity.

     22. Entire  Agreement.  This Agreement  together with any  understanding or
         ------------------
modifications thereof as agreed to in writing by the parties, shall constitute the entire agreement between the parties hereto.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first hereinabove written.


                                                   American Savings Bank of NJ



ATTEST:                                   By:      /s/ W. George Parker
                                                   ---------------------------
                                                   Chairman



/s/ Richard M. Bzdek
-------------------------------
Secretary



WITNESS:

/s/ Richard M. Bzdek                               /s/ Joseph Kliminski
-------------------------------                    -----------------------------
                                                   Joseph Kliminski, Executive